UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported July 26, 2013

NetREIT, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND (State of other jurisdiction of incorporation)	000-53673 (Commission File Number)	33-0841255 (I.R.S. Employer Identification No.)
1282 Pacific Oaks Place Escondido, California 92029 (Address of principal executive offices) (Zip Code)
(760) 471-8536 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 26, 2013, at 9:00 a.m., NetREIT, Inc. (the “Company”) held its recommenced Annual Stockholder Meeting (the “Recommenced Annual Meeting”) originally scheduled to be held on June 7, 2013.

Of the 16,066,700  shares of common stock issued and outstanding and eligible to vote as of the record date of March 28, 2013, a quorum of 8,678,287 shares, or 54.01% of the eligible shares, were present in person or represented by proxy at the Recommenced Annual Meeting.   The matters voted upon at the Recommenced Annual Meeting and result of such voting are set forth below based on the information received on the day of the meeting from our vote tabulators, Broadridge Financial Solutions, Inc.

(1)	Proposal 1: The nine (9) nominees for Directors were elected to serve one year terms to expire at the 2014 annual meeting of stockholders as follows:

***	FOR	WITHHELD
WILLIAM H. ALLEN	8,426,292	251,995
DAVID T. BRUEN	8,406,156	272,131
SHIRLEY Y. BULLARD	8,409,395	268,892
LARRY G. DUBOSE	8,397,882	280,405
KENNETH W. ELSBERRY	8,400,402	277,885
JACK K. HEILBRON	8,403,633	274,654
SUMNER J. ROLLINGS	8,411,601	266,686
THOMAS E. SCHWARTZ	8,414,917	263,370
BRUCE A. STALLER	8,425,810	252,477

(2)
 Proposal 2:  Ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP  to serve as the Company’s independent auditors for the fiscal year ending December 31, 2013.  The voting results were 8,405,546 shares of common stock voting for, 107,983 shares of common stock voting against, and 164,758 shares of common stock abstaining, with no broker non-votes.

(3)
Proposal 3:  To consider and vote upon, on an advisory basis, the compensation of our named executive officers.  The voting results were 7,614,622 shares of common stock voting for, 704,783 shares of common stock voting against, and 358,882 shares of common stock abstaining, with no broker votes.

(4)
Proposal 4:  To consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of our named executive officers should occur every one, two, or three years.  The voting results were 6,599,978 shares of common stock voting for 3 years,  534,705 shares of common stock voting for 2 years, and 1,180,099 shares of common stock voting for 1 year, with 363,505 shares of common stock abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT, Inc.
Date: July 26, 2013	By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer